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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 7, 2000
                                                         ----------------


                             SILKNET SOFTWARE, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    000-25491               02-0478949
           --------                    ---------               ----------
 (State or Other Jurisdiction         (Commission           (I.R.S. Employer
      of Incorporation)              File Number)          Identification No.)


50 Phillippe Cote Street
     Manchester, NH                                               03101
     --------------                                               -----
  (Address of Principal                                        (Zip Code)
   Executive Offices)


       Registrant's telephone number, including area code: (603) 625-0070
                                                           --------------


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ITEM 5.   OTHER EVENTS.

     On February 7, 2000, Silknet Software, Inc. entered into an Agreement and Plan of Merger with Pistol Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kana Communications, Inc., and Kana Communications, Inc., a Delaware corporation. The information contained in the joint press release of Silknet and Kana, dated February 7, 2000, attached as Exhibit 99.1 is incorporated herein by reference.

     Pursuant to the merger agreement, and subject to the conditions set forth therein (including approval by stockholders of Silknet and Kana), Pistol Acquisition will be merged with and into Silknet. At the effective time of the merger, the separate existence of Pistol Acquisition will cease to exist and Silknet will continue as the surviving corporation and as a wholly-owned subsidiary of Kana. Holders of outstanding shares of common stock, par value $.01 per share, of Silknet will receive, in exchange for each share of Silknet common stock held, 0.830 shares of common stock, par value $.001 per share, of Kana. In addition, Kana will assume all outstanding options and warrants to purchase Silknet common stock and will assume all purchase rights outstanding under Silknet's employee stock purchase plan.

     The merger agreement contains customary representations and warranties on the part of both parties and the consummation of the merger is subject to customary closing conditions.

     As an inducement to the other party to enter into the merger agreement, each party granted the other the right to purchase up to 19.9% of such party under certain circumstances. If the merger is consummated, the Silknet common stock will be deregistered under the Securities Exchange Act of 1934, as amended and delisted from the Nasdaq National Market.

     In connection with the merger, certain stockholders holding approximately 43% of Silknet's voting power entered into voting agreements pursuant to which such stockholders of Silknet have agreed to vote their shares in favor of, among other things, the adoption of the merger agreement and the approval of the merger. In addition, certain stockholders of Silknet entered into lock-up agreements pursuant to which such stockholders have agreed not to sell or transfer shares of (i) Silknet common stock prior to the consummation of the merger or (ii) Kana common stock received upon the closing of the merger for a period of ninety days after the closing.

     Statements contained in this Report on Form 8-K that are not historical fact may constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of operations and financial condition of the combined company may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the completion of the merger, and if completed, the successful integration of the combined companies, increased competition due to the expanded product offerings of the combined companies and other risks identified in Silknet's Securities and Exchange Commission filings.

ITEM 7.   EXHIBITS.

      (a) Exhibits.

      Exhibit No.                   Description
      -----------                   -----------

         99.1 Press Release of Silknet Software, Inc. and Kana Communications, Inc. dated February 7, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SILKNET SOFTWARE, INC.


                                     By: /s/ Patrick J. Scannell, Jr.
                                         ---------------------------------------
                                         Patrick J. Scannell, Jr.
                                         Vice President, Chief Financial
                                         Officer, Treasurer and Secretary


Dated:   February 7, 2000


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                                  EXHIBIT INDEX



Exhibit No.                  Description
-----------                  -----------

   99.1 Press Release of Silknet Software, Inc. and Kana Communications, Inc. dated February 7, 2000.